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                                                                  EXECUTION COPY


                          TRANSITION SERVICES AGREEMENT

                                     Between

                        JOHN ALDEN LIFE INSURANCE COMPANY

                                       and

                        SUNAMERICA LIFE INSURANCE COMPANY

                              Dated: March 31, 1997

                                TABLE OF CONTENTS

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
ARTICLE 1    APPOINTMENT OF JALIC; SERVICES AND AUTHORITY..................................................  2
             1.1      Engagement...........................................................................  2
             1.2      General Description of the Services..................................................  2
             1.3      Performance by Affiliates............................................................  3
             1.4      Controlled Disbursement and Income Accounts..........................................  3
             1.5      Monthly Accounting...................................................................  4
             1.6      Maintenance of Books and Records.....................................................  4
             1.7      Claims-Payment Instructions..........................................................  6
             1.8      Complaint-Handling Procedure.........................................................  6
             1.9      Filings..............................................................................  7

ARTICLE 2    COMPENSATION; PAYMENT.........................................................................  7
             2.1      Fee..................................................................................  7
             2.2      Invoice; Payment.....................................................................  7
             2.3      Disputes.............................................................................  7

ARTICLE 3    TRANSITION PERIOD.............................................................................  9

ARTICLE 4    NO HIRE.......................................................................................  9

ARTICLE 5    TERM AND TERMINATION.......................................................................... 10
             5.1      Term................................................................................. 10
             5.2      Termination for Breach............................................................... 10
             5.3      Termination for Receivership......................................................... 10

ARTICLE 6    REPRESENTATIONS............................................................................... 11

ARTICLE 7    INDEPENDENT CONTRACTOR........................................................................ 11

ARTICLE 8    FORCE MAJEURE................................................................................. 11

ARTICLE 9    HOLD HARMLESS................................................................................. 12

ARTICLE 10   MISCELLANEOUS................................................................................. 13
             10.1     Notices.............................................................................. 13
             10.2     Entire Agreement..................................................................... 15
             10.3     Amendments........................................................................... 15
             10.4     Waivers.............................................................................. 16
             10.5     Governing Law........................................................................ 16
             10.6     Arbitration.......................................................................... 17
             10.7     Certain Definitions.................................................................. 18

                                        i
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                                TABLE OF CONTENTS
                                    (cont'd)

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             10.8     Binding Effect; Assignment; Third Party Beneficiaries................................ 18
             10.9     Severability......................................................................... 18
             10.10    Headings............................................................................. 19
             10.11    Counterparts......................................................................... 19
             10.12    Further Assurances................................................................... 19

SCHEDULES:

         Schedule 1.1 - Services
         Schedule 2.1 - Compensation of JALIC

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                          TRANSITION SERVICES AGREEMENT

         TRANSITION SERVICES AGREEMENT (the "Agreement") dated March 31, 1997 (the "Effective Date") between John Alden Life Insurance Company, a Minnesota corporation ("JALIC"), and SunAmerica Life Insurance Company, an Arizona Corporation (the "Company").

         WHEREAS, pursuant to an Asset Purchase and Sale Agreement dated November 29, 1996 (the "Asset Purchase Agreement") between JALIC and the Company, JALIC is selling to the Company certain assets used in JALIC's business of issuing, selling and administering annuity policies and related activities in the United States other than the State of New York;

         WHEREAS, pursuant to an Indemnity Reinsurance Agreement between JALIC and the Company dated concurrently herewith (the "Indemnity Reinsurance Agreement") JALIC has ceded on a 100% coinsurance basis all of JALIC's Insurance Liabilities arising under the Annuity Contracts and Additional Policies (as defined in the Indemnity Reinsurance Agreement); after the Closing Date pending assumption of the Annuity Contracts and the Additional Policies as contemplated in the Assumption Reinsurance Agreement between JALIC and the Company dated concurrently herewith (the "Assumption Reinsurance Agreement");

         WHEREAS, certain of the Annuity Contracts and Additional Policies may become a Novated Contract (as defined in the Assumption Reinsurance Agreement; the Annuity Contracts, the Additional Policies and the Novated Contracts are hereinafter referred to as the "Policies") prior to their transition to the Company and/or their conversion from JALIC's administration system to the Company's administration system; and

         WHEREAS, the Company desires JALIC to provide to the Company on an interim basis technical and administrative services, assistance and support with respect to the Policies.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good, valuable and sufficient consideration including the consideration provided hereunder, the receipt of which is hereby acknowledged, the Company and JALIC (collectively, the "Parties" and, sometimes individually a "Party"), intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                  APPOINTMENT OF JALIC; SERVICES AND AUTHORITY

         1.1 Engagement. The Company hereby engages JALIC to perform and provide the technical and administrative service, assistance and support functions described in Schedule 1.1 attached hereto (the "Services"). JALIC hereby accepts such appointment.

         1.2 General Description of the Services. The purpose of this Agreement is to set forth the terms upon which JALIC shall provide to the Company the Services on an interim basis in order to permit the Company the opportunity to obtain alternative sources of supply of the Services. In general, the Services shall be consistent with the comparable services provided by JALIC with respect to the Policies immediately prior to the date hereof; provided, however that the Company shall have the discretion to require JALIC to make such changes to such Services, at the Company's sole cost and expense, as the Company deems necessary to be provided in a manner that is reasonable and consistent with the current prevailing standards of the life insurance industry or applicable Law.

         1.3 Performance by Affiliates. The Parties recognize that the Services may include services which, by their nature, are more effectively to be provided by Affiliates of JALIC.

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
Subject to the next sentence of this Section 1.3, JALIC shall, to the extent required in order for its Affiliates to provide such Services, cause its Affiliates to provide such Services hereunder as if such Affiliates were themselves parties hereto. In connection with the provision of such Services, JALIC's Affiliates shall be entitled, as if such Affiliates were themselves parties hereto, to the benefits of (i) the limitations on liability set forth herein and (ii) the limitations on the obligation to provide Services set forth herein.

         1.4 Controlled Disbursement and Income Accounts. (a) JALIC shall establish a controlled disbursement account or accounts (the "Controlled Disbursement Account") for purposes of making any and all payments to Policyholders in the performance of the Services by JALIC hereunder, including, but not limited to, all items set forth in Section 3.3 of the Indemnity Reinsurance Agreement. The Controlled Disbursement Account shall be funded by the Company during the term of this Agreement in a fashion which will enable JALIC to make all such payments to Policyholders on a timely basis consistent with applicable Law and, to the extent not inconsistent with applicable Laws, the standards for timely payment used by JALIC immediately prior to the date hereof. The Company shall be entitled, to the extent permitted by Section 2.1(b) of the Trust Agreement, dated concurrently herewith, by and among the Company, JALIC and Bankers Trust Company, to withdraw funds from the Trust in order to fund the Controlled Disbursement Account.

                  (b) JALIC shall establish an income account (the "Income Account") for purposes of collecting all income received by JALIC with respect to Policies including, but not limited to, premiums received and investment income. JALIC shall promptly deposit all such received income into the Income Account. The balance of the Income Account shall be reflected on the Monthly Accounting provided under Section 1.5 below.

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         1.5 Monthly Accounting. For the Term (as defined in Article 3), JALIC shall provide the Company with a monthly accounting for the period beginning on the 22nd day of the previous month and ending on the 21st day of such month (the "Monthly Accounting") relating to the Policies no later than ten (10) Business Days following the end of the related calendar month. The Monthly Accounting will contain such information as is set forth on Schedule 1.5 hereto, including the amount of any income deposited in the Income Account and the amount of any Fees. Schedule 1.5 shall also include a statement of monthly reserves for GAAP and SAP. The first Monthly Accounting shall be provided to the Company no later than forty-five (45) days after the date hereof and the final Monthly Accounting shall be provided to the Company no later than ten (10) Business Days after the expiration of the Term. If any Monthly Accounting reflects a balance due the Company, JALIC shall pay such balance, in cash, contemporaneously with the delivery of the Monthly Accounting to the Company. If the Monthly Accounting reflects a balance due to JALIC, the Company shall pay such balance, in cash, to JALIC within 10 Business Days after receiving the Monthly Accounting.

         1.6 Maintenance of Books and Records. (a) For the Term, JALIC shall maintain books and records of all transactions pertaining to the Policies, including, but not limited to, any disbursement requests submitted in respect of the Policies and any documents relating thereto, any material communications relating to any Policy, any material communication concerning any Policy with any regulatory authority, complaint logs and all data used by JALIC in the performance of services required under this Agreement. These books and records shall be maintained, in all material respects, in accordance with any and all applicable Laws. All such books and records pertaining to a Policy shall be the property of the Company. JALIC shall (i) allow the Company, upon reasonable prior notice and during regular business hours, through its

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employees and other Representatives, at the Company's expense to examine and make copies of any books and records retained by JALIC within its possession or control (which for purposes of this section shall be defined as the ability to cause delivery to the Company or access by the Company) and furnish the Company with such financial and reporting data and other information with respect to the Policies, the Third Party Administration Agreements, Assigned Contracts and the Related Agreements as the Company may from time to time reasonably request, to the extent they relate to the Policies, for any reasonable business purpose, including, without limitation, the preparation or examination of Tax Returns, regulatory filings and financial statements and the conduct of any Action, whether pending or threatened, at JALIC's offices of other facilities or properties and (ii) maintain such books and records for the Company's examination and copying. Access to such books and records shall be at the Company's expense, may not unreasonably interfere with JALIC's or any successor company's business operations and the Company shall reimburse JALIC for all reasonable out-of-pocket expenses incurred by JALIC in copying such records. Except for such books and records as may be required or permitted to be maintained by JALIC pursuant to the Asset Purchase Agreement, upon expiration of the Term, JALIC shall deliver to the Company all books and records pertaining to the Policies.

                  (b) JALIC shall back up and maintain its computer files used in the performance of the Services hereunder in the same manner that JALIC backed up and maintained its computer files relating to Policies prior to the date hereof.

                  (c) JALIC shall maintain facilities and procedures for safekeeping all records used in the performance of Services under this Agreement of the same kind used to safekeep JALIC'S own Records.

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                  (d) Each Party and its Representatives may audit and review the other's records relating to the Services provided hereunder during reasonable business hours and upon reasonable advance notice; provided, however, that such audit or review may be postponed during any such period if it will be unreasonably disruptive to the Party being audited or reviewed.

         1.7 Claims-Payment Instructions. JALIC at its own cost will perform during the Term claims administration and processing of the Policies, including, without limitation, review, investigation, adjustment, settlement, defense and payment of claims, special investigation and anti-fraud compliance, and preparation of any report required by regulatory authorities concerning the foregoing Services and will, in connection with such claims administration, retain, at its sole discretion and cost, any outside investigation firms, adjusters, attorneys or other professionals that the Company deems necessary in the adjustment of such claims. In regards to payment of claims regarding the Policies, JALIC shall be entitled to rely on the express, written contractual terms of the Policies. If a claim is presented in respect of a Policy that JALIC in good faith disputes, JALIC shall consult with the Company before paying such claims. If, after such consultation, JALIC and the Company disagree as how to resolve a claim, JALIC shall follow the instruction of the Company and JALIC shall be held harmless and fully indemnified in following such instructions of the Company.

         1.8 Complaint-Handling Procedure. The Parties will cooperate with each other in providing information necessary to respond to any inquiries and complaints concerning the Policies. JALIC shall answer all inquiries and complaints received by it concerning any Policy. All inquiries and complaints concerning the Policies received by the Company with respect to a Policy shall be immediately forwarded by facsimile or overnight mail to a contact person

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designated by JALIC for reply. Initially such contact person shall be Milford L.
Middelstaedt. JALIC shall be solely responsible for maintaining any complaint files, complaint registers or other reports of any kind, which are required to be maintained under applicable Laws. JALIC shall also be responsible for preparing and submitting any other complaint filings as required by applicable laws.

         1.9 Filings. JALIC shall handle all compliance and regulatory matters relating to the administration of Policies, including monitoring changes in applicable Laws, implementing the appropriate and necessary changes to forms and rates as required by applicable Laws, filing and refiling forms and rates as required by applicable Laws, and preparing and filing all reports and other filings required by applicable Laws. JALIC shall use its reasonable efforts to provide copies of all reports and filings with respect to a Policy required to be made with any governmental entity to the Company.

                                    ARTICLE 2

                              COMPENSATION; PAYMENT

         2.1 Fee. In consideration of the performance and provision of the Services and in consideration of the other obligations of JALIC to the Company hereunder, the Company shall pay to JALIC a fee determined in accordance with
Schedule 2.1 attached hereto (a "Fee").

         2.2 Invoice; Payment. The Fee shall be set forth in the Monthly Accounting and shall be settled in accordance with Section 1.5 hereof. The Monthly Accounting shall be delivered to the Controller of the Company and accompanied by a certification from a senior financial officer of JALIC certifying the policy count and accuracy of the calculations of the Fee.

         2.3 Disputes. (a) If within 90 days following the end of the Term, the Company notifies JALIC that it questions all or any part of any of the Fees paid hereunder, JALIC shall,

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at the request of the Company, provide to the Company within 30 days after receipt of such request a written explanation, which explanation shall be signed and certified by a senior financial officer of JALIC, explaining the matter or matters in question in reasonable detail sufficient to permit the Company to verify the accuracy of such Fee. Pending receipt and review of such explanation, the Company shall pay the full amount of any balance set forth on such Monthly Accounting to JALIC when due. Upon receipt of such explanation, the Company shall have 60 days in which to deliver to JALIC a written notice of disagreement specifying in reasonable detail the nature and extent of the disagreement.

                  (b) If the Company and JALIC are unable to resolve any disagreement with respect to the Fee within 30 days after JALIC receives a timely notice of disagreement, the items of disagreement alone shall be referred for final determination to the U.S. national office of Price Waterhouse LLP or, if such firm is unable or unwilling to make such final determination, to such other independent accounting firm as the Parties shall mutually designate. The firm making such determination is referred to herein as the "Independent Party." The Fee shall be deemed to be binding on the Company and JALIC upon the earlier to occur of (i) the Company's failure to deliver to JALIC a notice of disagreement within 30 days after its receipt of such written explanation prepared by JALIC, (ii) resolution of any disagreement by mutual agreement of the Parties after a timely notice of disagreement has been delivered to JALIC, or (iii) notification by the Independent Party of its final determination of the items of disagreement submitted to it. The fees and disbursements of the Independent Party shall be borne equally, one-half by JALIC and one-half by the Company. If pursuant to this Section 2.3, it is ultimately determined that JALIC owes the Company any amount, JALIC shall pay such amount to the Company in cash within 10 days of such determination along with interest calculated at a rate

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equal to the three month LIBOR rate plus 25 basis points on the amount due from the date on which the Company paid or settled the Fee which is the subject of the dispute.

                                    ARTICLE 3

                                TRANSITION PERIOD

         Subject to Article 5 hereof, the Company agrees to engage JALIC for the provision of the Services for a period of nine months (the "Term"). The Term may be extended or reduced by mutual written agreement of the Parties.

                                    ARTICLE 4

                                     NO HIRE

         4.1 Without the prior written consent of JALIC, during the Term of this Agreement and for a period of two years thereafter the Company shall not directly or indirectly solicit any employee of JALIC to leave the employ of JALIC, and without the prior written consent of JALIC the Company shall not knowingly hire any person who was an employee of JALIC during the 180 days preceding the date of hire of such person by the Company. Notwithstanding the foregoing, the Company may directly or indirectly solicit for employment any employee of JALIC whose primary business location is not in Miami, Florida at any time and may hire any such employee any time after all Policies of said site outside of Miami, Florida have been transitioned to the Company and/or converted onto the Company's administration system (an "Off-site Transition"); provided, however, that the Company shall give JALIC at least 65 days prior written notice of such Off-site Transition.

         4.2 Without the prior written consent of the Company, during the Term and for a period of two years thereafter JALIC shall not directly or indirectly solicit any employee of the Company to leave the employ of the Company, and without the prior written consent of the

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Company, JALIC shall not hire any person who was an employee of the Company during the 180 days preceding the date of hire of such person by JALIC.

                                    ARTICLE 5

                              TERM AND TERMINATION

         5.1 Term. Unless sooner terminated pursuant to the provisions of this
Article 5, this Agreement shall remain in effect until the end of the Term; provided, however, that this Agreement shall terminate with respect to each Policy that has been transitioned to the Company and/or converted over to the Company's administration system.

         5.2 Termination for Breach. In the event of a breach by either Party of any obligation of any provision of this Agreement, the non-breaching Party shall give written notice of breach to the breaching Party, detailing the nature of such breach in sufficient detail to allow the breaching party to cure, if cure is possible. If such breach is not cured by the breaching Party within 15 days after such notice of breach, then the non-breaching Party may terminate this Agreement by giving notice of termination to the breaching Party. Such termination shall be effective on notice of termination by the non-breaching Party to the breaching Party.

         5.3 Termination for Receivership. In the event of a receivership or insolvency of either Party, this Agreement may be terminated immediately by the other Party upon written notice.

         5.4 Termination Upon Notice. The Company may terminate this Agreement for any reason after the first 25 days of the Term upon the giving of 65 days prior written notice to JALIC in accordance with Section 10.1 hereof.

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
                                    ARTICLE 6

                                 REPRESENTATIONS

                  THERE ARE NO REPRESENTATIONS OR WARRANTIES BY JALIC OR ITS AFFILIATES WITH RESPECT TO THE SERVICES, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSET PURCHASE AGREEMENT AND THE ANCILLARY AGREEMENTS. NO REPRESENTATION OR WARRANTY SHALL BE IMPLIED UNDER THIS AGREEMENT OR AT LAW, INCLUDING, WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AS TO THE SERVICES.

                                    ARTICLE 7

                             INDEPENDENT CONTRACTOR

         JALIC and its Affiliates shall be independent contractors to the Company and its Affiliates with respect to the performance of the Services hereunder. Nothing contained in this Agreement shall make JALIC, its Affiliates or their employees the employees of the Company.

                                    ARTICLE 8

                                  FORCE MAJEURE

         JALIC and its affiliates shall not be liable for its or their failure to perform hereunder to the extent that such performance is made impracticable, delayed or prevented, in whole or in part, due to any acts of God; fires; wars; Laws or Orders, whether valid or invalid (including, without limitation, requisitions, allocations and price adjustment restrictions) or inability to obtain or unavoidable delay in obtaining necessary power. JALIC and its affiliates shall use commercially reasonable efforts (which shall be substantially similar to those used by JALIC immediately prior to the date hereof) to minimize the likelihood of any damage, loss of data,

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
delay or error resulting from such occurrence beyond its or their control. If JALIC or its affiliates fails to perform hereunder as a result of any occurrence described in the preceding sentence, JALIC shall (i) give written notice to that effect to Company within 10 days after such occurrence together with a statement setting forth reasonably full particulars concerning such occurrence and (ii) during the period any Service required to be provided hereunder cannot be provided as a result of such occurrence, use reasonable efforts to remedy such occurrence. To the extent required by any such occurrence, the performance by JALIC or its Affiliates hereunder shall be suspended during the continuance of any such occurrence and this Agreement shall otherwise remain unaffected (except for the Company's obligation to pay the Fees, which shall also be suspended). If such occurrence is remedied during the time that any Service affected by such occurrence is required to be provided under this Agreement, JALIC or its Affiliates shall promptly notify Company and any such suspension shall end.

                                    ARTICLE 9

                                  HOLD HARMLESS

         The Company shall indemnify and hold JALIC and each of its Affiliates harmless from any and all damages, claims, suits, actions, causes of action, proceedings, investigations, losses, liabilities, assessments, judgments, deficiencies and expenses (including, without limitation, reasonable legal, accounting and other professional expenses) ("Liabilities") asserted against or incurred or sustained by JALIC or any of its Affiliates relating to, associated with or arising out of providing the Services hereunder, except to the extent such Liabilities resulted from the negligence, bad faith or willful misconduct of JALIC or its Affiliates. JALIC shall indemnify and hold the Company and its Affiliates harmless from any and all Liabilities directly arising from JALIC's or its Affiliates breach of any provision of this Agreement, including acts of

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negligence, bad faith or willful misconduct by JALIC or its Affiliates in providing the Services. The indemnification provisions under this Article 9 shall survive the Term for all Liabilities arising from omissions or acts committed during the Term.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), sent by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile (with a copy of such notice or other communication and a confirmation of transmission sent by certified, registered, or express mail, postage prepaid and return receipt requested no later than the close of business on the next Business Day following such transmission) and shall be addressed as follows:

                  when the Company is to be notified:

                           SunAmerica Life Insurance Company
                           1 SunAmerica Center, Century City
                           Los Angeles, CA 90067-6022
                           Attention:  General Counsel
                           Facsimile No.: (310) 772-6574

                  With a copy to:

                           SunAmerica Life Insurance Company
                           1 SunAmerica Center, Century City
                           Los Angeles, CA 90067-6022
                           Attention:  Controller
                           Facsimile No.: (310) 772-6684

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
                  and

                           O'Melveny & Myers
                           1999 Avenue of the Stars
                           Suite 700
                           Los Angeles, CA 90067
                           Attention:  Robert D. Haymer, Esq.
                           Facsimile No.: (310) 246-6779

                  when JALIC is to be notified:

                           John Alden Life Insurance Company
                           7300 Corporate Center Drive
                           Miami, FL  33126-1223
                           Attention:  General Counsel
                           Facsimile No.: (305) 715-1342

                  With copies to:

                           John Alden Financial Corporation
                           7300 Corporate Center Drive
                           Miami, FL  33126-1223
                           Attention:  General Counsel
                           Facsimile No.: (305) 715-1497

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, NY 10019-6092
                           Attention:  William W. Rosenblatt, Esq.
                           Facsimile No.: (212) 259-6333

A Party may, by notice given in accordance with this Section 10.1 to the other Party, designate another address or Person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section
10.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of the mailed copy thereof) or the affidavit of the messenger (if transmitted

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
by personal delivery), or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

         10.2 Entire Agreement. This Agreement (including the Schedules attached hereto), the Asset Purchase Agreement (including the Ancillary Agreements and the Annex, Exhibits and Schedules attached thereto), the Assumption Reinsurance Agreement and the Indemnity Reinsurance Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings, whether written or oral, by or between the Parties with respect to the subject matter hereof. Nothing contained in this Agreement or any of the Schedules hereto shall constitute or be interpreted or construed as an admission by any Party or any of its Affiliates of liability to third parties, whether under any Laws or otherwise, or as an admission that any Party or any of its Affiliates are in violation of or have ever violated any such Laws. Notwithstanding anything contained in this Section
10.2 to the contrary, any inconsistencies between this Agreement and the Indemnity Reinsurance Agreement shall be governed by the terms of the Indemnity Reinsurance Agreement. In the event of any conflict between this Agreement, the Indemnity Reinsurance Agreement and the Asset Purchase Agreement as to the rights or obligations of JALIC or the Company, the Asset Purchase Agreement shall control. In the event of any ambiguity in this Agreement as to the rights or obligations of JALIC or the Company, the Asset Purchase Agreement shall control.

         10.3 Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, or approvals under, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification, amendment or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends

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
this Agreement or grants an approval hereunder and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

         10.4 Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise by, any Party of any such right, power or remedy any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS. Each Party consents and submits to the non-exclusive personal jurisdiction of any federal court in the State of Delaware in respect of any proceeding for the sole purpose of injunctive relief or to enforce an arbitration award under Section 10.6 hereof. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in federal court in the State of

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Delaware and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

         10.6 Arbitration. The Parties acknowledge and agree that the transactions contemplated herein substantially affect and impact interstate commerce. Therefore, all disputes or differences between JALIC and the Company arising under or which are related to this Agreement upon which an amicable understanding cannot be reached within 30 days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The Arbitrators provided for herein shall construe this Agreement in light of the prevailing custom and practices for transactions of a similar nature in the insurance industry. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within 90 days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within 15 days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within 15 days thereafter agree on a single Arbitrator, each of the Parties shall appoint an Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within 30 days after their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within 45 days after the last hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties, including without limitation fees and expenses of the respective Party's attorneys, witnesses and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New York, New York, unless otherwise agreed between the Parties.

         10.7 Certain Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Asset Purchase Agreement.

         10.8 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided herein, neither JALIC nor the Company shall assign any of its rights or delegate any of its duties hereunder (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Party hereto. Any other assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

         10.9 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or
(ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         10.10 Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

         10.11 Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the Parties.

         10.12 Further Assurances. Subject to the provisions of this Agreement, JALIC and the Company will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to provide the Services required herein. With regard to any matters not expressly stated herein, the Parties agree to furnish such information, to execute such additional documents, and to cooperate with each other as may be reasonably necessary to carry out the purposes of this Agreement, in accordance with industry practice for transactions of this kind. If either Party becomes aware that any Action has been or is about to be initiated with respect to the Policies, or any other matter reasonably related thereto, it shall inform the other Party as soon as practicable. The Parties agree to cooperate in furnishing to each other any files or other information needed by the other to respond to any Action or threatened Action.

         IN WITNESS WHEREOF, the Parties have executed this Agreement.

                                       JOHN ALDEN LIFE INSURANCE COMPANY

                                       By: /s/ Scott L. Stanton
                                          -------------------------------------

                                       Title:  Senior Vice President and CFO
                                             ----------------------------------

                                       SUNAMERICA LIFE INSURANCE COMPANY

                                       By: /s/ James W. Rowan
                                          -------------------------------------

                                       Title:  Senior Vice President
                                             ----------------------------------

                                  Schedule 1.1

                                    SERVICES

I.       UNDERWRITING SERVICES

         Underwriting Services with respect to each new Additional Policy shall consist of those services and only those services JALIC would customarily render had JALIC written such Additional Policies for its own account. The manner and means for providing such services shall be left to JALIC's discretion; provided, however, if JALIC is not providing Services consistent with the current prevailing standards of the life insurance industry, that the services shall be consistent with the comparable services provided by JALIC with respect to the Policies prior to the date hereof; and further provided, however, that the Company shall have the discretion to require JALIC to make such changes to such Services, at the Company's sole cost and expense (in accordance with item III below), as the Company deems necessary to be provided in a manner that is reasonable and consistent with the current prevailing standards of the life insurance industry.

II.      ADMINISTRATIVE SERVICES

         Administrative Services with respect to the Policies not yet transitioned to the Company as conducted by JALIC shall consist of those services, and only those services, JALIC would customarily render had JALIC retained the Policies (other than an enhancement to any system or otherwise with regard to the provision of the Services) provided, however that, if JALIC is not providing Services consistent with the current prevailing standards of the life insurance industry, the Company shall have the discretion to require JALIC to make such changes to such Services, at the Company's sole cost and expense (in accordance with item III below), as the Company deems necessary to be provided in a manner that is reasonable and consistent with the current prevailing standards of the life insurance industry. Such services shall include:

         (a) all Policyholder services relating to the Policies including but not limited to the following:

                  1.       Billing and collection of premiums;
                  2.       Payment of claims;
                  3. Handling of Policyholder service requests, inquiries and complaints under the Policies;
                  4. Preparation of quarterly financial statement data (within ten business days after the end of a calendar quarter) and annual financial statement data (within thirty calendar days after the end of the fiscal year), for inclusion in the Company's applicable financial statements;

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
                  5. Administration of any agreements providing for the payment of commissions relating to the Policies;
                  6.       Provision of the Monthly Accounting pursuant to
                           Section 1.5;
                  7.       Payment of agent commissions due and payable;
                  8.       Underwriting and issuing any Additional Policies;
                  9. Preparation and mailing of quarterly and annual statements to policyholders;
                  10. Relevant information to the Company regarding renewal interest rates for Policies;
                  11. Provision of such other policyholder services on the Policies as are reasonably required or requested by the Company which have customarily been provided in the past by JALIC; and
                  12.      Implement any changes in the credited rates.

         (b) All services performed by JALIC's or its Affiliate's employees providing legal, compliance, actuarial, accounting, treasury, human resources and data processing, including the preparation of financial and other relevant reports but excluding any Services which would require payments to Persons other than JALIC's or its Affiliate's employees, unless such payments are made to other Persons who presently and regularly provide such services in the ordinary course to JALIC; and

         (c) JALIC shall assist the Company in obtaining consents from third party licensors, if any, of the software set forth on Schedule 3.14 of the Asset Purchase Agreement which is necessary for the transitioning of the Policies (the cost of which shall be at the Company's sole cost and expense).

         (d) The Parties acknowledge that (i) rate renewals shall be made no more frequently than once per quarter, and (ii) no credited rate adjustments with regard to any Policy shall be made during the 60 days prior to the transitioning to the Company or the converting of such Policy to the Company's administrative system. Subject to the terms of the Indemnity Reinsurance Agreement, the Company shall have the sole and absolute discretion in setting
(i) the commissions rates for new and renewal Policies, subject to the terms and conditions of the relevant commission agreements (including any notice provisions contained therein) and (ii) the initial credited rates on Policies after the Effective Date and any changes to the renewal credited rate on Policies in force after the Effective Date.

III.     EXTRAORDINARY SERVICES

         Upon request of the Company and subject to the provisions of Section
1.2 of this Agreement, JALIC shall use commercially reasonable efforts to provide to the extent readily available such additional services as the Company may reasonably request. Such services to the extent readily available shall consist of any services not covered by item I or II of this Schedule 1.1 including, without limitation, (i) all services provided in connection with the changing by the Company of the commission rates for new and renewal Policies,
(ii) the enhancement of

Services offered pursuant to items I and II above and (iii) to the extent JALIC incurs any out-of-pocket or incremental cost or expense with respect thereto, services provided in connection with the assumption of Policies, including, without limitation, mailing assumption certificates in connection with the assumption of the Policies.

IV.      MORTGAGE SERVICING

         JALIC shall provide such servicing with respect to Mortgage Loans in which JALIC has acted as servicer immediately prior to the date hereof consistent and comparable with the servicing provided by JALIC with respect to such Mortgage Loans immediately prior to the date hereof. The Company and JALIC shall simultaneously herewith enter into an Interim Servicing Agreement regarding the servicing of mortgage loans.

V.       TRANSITIONING SERVICES

                  JALIC shall cooperate with the Company and use commercially reasonable efforts to effect an orderly transition to the Company and/or conversion onto the Company's administrative system of the Policies as rapidly and as smoothly as possible, and to do, or cause to be done, all things necessary, proper or advisable in connection therewith. JALIC shall provide the Company with copies of all databases, files, programs, job streams, accounting and other records and information regarding the Policies and the service and administration of the Policies when requested by the Company in machine readable form reasonably acceptable to the Company. JALIC shall also provide the Company upon request current information regarding production volume and policyholder complaints and reasonable access, to all offices and other facilities and properties of JALIC concerning the Policies and the administration thereof. Services to be provided in connection with such transition and/or conversion shall include, but not be limited to the following: providing the Company remote and on-site access to JALIC's computers, providing mainframe to mainframe connections between JALIC and the Company, providing technical support regarding the Policies and the computer hardware and software systems and providing the Company access to appropriate JALIC personnel.

                                  Schedule 2.1

                              COMPENSATION OF JALIC

For Underwriting Services:         $80 per Policy issued during such month for
(Schedule 1.1 - Item I)            which JALIC provided underwriting services;
                                   provided that with respect to the first
                                   calendar month with respect to which
                                   compensation is being calculated contracts
                                   issued after March 21, 1997 and prior to the
                                   beginning of such month shall be deemed as
                                   having been issued in such first month. In
                                   addition, the payment for underwriting
                                   services contemplated by this clause shall be
                                   payable only with respect to policies issued
                                   during the term of the Transition Services
                                   Agreement.

For Administrative Services:       $4 multiplied by the average number of
(Schedule 1.1 - Item II)           Policies administered by JALIC in force
                                   during such month, which average shall be
                                   based upon the mean number of contracts in
                                   force at the end and at the beginning of each
                                   fiscal month of JALIC (a fiscal month being
                                   the period beginning on the 22nd day of the
                                   calendar month preceding the calendar month
                                   with respect to which the calculation of
                                   compensation is being made and ending on the
                                   21st day of the calendar month with respect
                                   to which the calculation of compensation is
                                   being made), adjusted for significant
                                   transfers occurring during such month.

For Extraordinary Services:        Direct costs, being 150% of the daily or
(Schedule 1.1 - Item III)          hourly salary or wages per day for the
                                   persons performing services not covered
                                   above, which services are provided during the
                                   month with respect to which the calculation
                                   of compensation is being made, plus any
                                   actual out-of-pocket expenses incurred by
                                   JALIC in performing such services.

For Mortgage Servicing:            Compensation is provided in the Interim
(Schedule 1.1 - Item IV)           Servicing Agreement.

For Transitioning Services:        If JALIC incurs any reasonable direct,
(Schedule 1.1 - Item V)            out-of- pocket or incremental costs or
                                   expenses, including, but not limited to, the
                                   payment of reasonable overtime for JALIC
                                   employees, the hiring of temporary employees
                                   or the retention of employees whose
                                   employment would otherwise have been
                                   terminated (and the Company has been
                                   consulted with regard thereto prior to such
                                   intended termination), in providing any of
                                   the Transitioning Services, JALIC shall be
                                   reimbursed for such costs and expenses. For
                                   all Transitioning Services in which no such
                                   costs or expenses are incurred by JALIC,
                                   there will be a charge for such Transitioning
                                   Services.

                                       ii